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Exhibit 10.3.1

COLDWATER CREEK INC.

FIRST AMENDMENT
TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of January 29, 2004, is to that certain CREDIT AGREEMENT dated as of March 5, 2003, by and among COLDWATER CREEK INC., a Delaware corporation (the "Borrower"), certain LENDERS (as defined in the Credit Agreement, as hereinafter defined), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent, lead arranger, L/C issuer, and Swing Line Lender.

W I T N E S S E T H:

        WHEREAS, the Borrower, the Lenders, and Wells Fargo Bank, National Association entered into a Credit Agreement dated as of March 5, 2003 (hereinafter referred to as "Credit Agreement"), pursuant to which the Lenders extended certain credit facilities to the Borrower; and

        WHEREAS, the Borrower wishes to make certain amendments to the Credit Agreement; and

        WHEREAS, the Lenders and Wells Fargo Bank, National Association are willing to amend the Credit Agreement on the terms set forth herein,

        NOW, THEREFORE, the parties hereto do mutually covenant, agree and contract in consideration of the premises and agreements herein exchanged, the sufficiency and mutuality of which are jointly acknowledged, as follows:

        1.    Amendment to Section 1.01.    Section 1.01 of the Credit Agreement is hereby amended as follows:

        1.1    New Definition.    The following new definition is added to Section 1.01 of the Credit Agreement in appropriate alphabetical order.

  "Net Capital Expenditures" shall mean, with respect to any Person and any period, Capital Expenditures less (i) tenant improvements paid for by landlords, and less, without duplication, (ii) tenant improvements accounts receivable which are not contested by the landlord and are not outstanding more than 60 days from store opening date.

        1.2    Amendment to Fixed Charge Coverage Ratio Definition.    The definition of "Fixed Charge Coverage Ratio" is hereby deleted in its entirety and replaced with the following:

        "Fixed Charge Coverage Ratio" shall mean, for any period,

  (A) the ratio of (1) (a) EBITDAR minus (b) Net Capital Expenditures to (2) Fixed Charges.

  (B) (1) Should any Loan Party sell or issue Equity Securities after the date of the First Amendment hereto then the Net Capital Expenditures may be reduced in any Fiscal Year by the lesser of (a) the Net Capital Expenditures; or (b) one-third of the Net Proceeds of the sale or issuance of the Equity Securities.

          (2)   Borrower may further reduce Net Capital Expenditures by the lesser of (a) the Capital Expenditures made by the Loan Parties in such Fiscal Year to expand the Borrower's distribution center in Parkersburg, West Virginia that have not been reimbursed by any Person; or (b) one-third of the Net Proceeds of the sale or issuance of the Equity Securities; provided, however, Net Capital Expenditures may not be reduced pursuant to subsection (B) of this definition in an amount greater that the Net Proceeds of the sale or issuance of the Equity Securities.

        1.3    Amendment to Fixed Charges Definition.    The definition of "Fixed Charges" is hereby amended by adding the words "cash paid" immediately preceding the words "Rental Expense" in such definition.

        1.4    Amendment to Leverage Ratio Definition.    The definition of "Leverage Ratio" is hereby deleted in its entirety and replaced with the following:

  "Leverage Ratio" shall mean, as of any date of determination, for the twelve month period ending on such date, the ratio of (i) the sum of Total Funded Debt plus six times the cash paid Rental Expense before any reduction for amortization of tenant improvements to (ii) EBITDAR for such period.

        2.    Amendment to Section 5.03(b).    Section 5.03(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          Fixed Charge Coverage Ratio.

    (i) So long as no Loan Party has issued or sold Equity Securities after the date of the First Amendment hereto, (A) the Borrower shall not permit, as of the last day of Fiscal Quarters one, two, and three, the Fixed Charge Coverage Ratio on a consolidated basis for the twelve month period ending on such date to be less than 1.05 to 1.00; and (B) the Borrower shall not permit, as of the last day of Fiscal Quarter four, the Fixed Charge Coverage Ratio on a consolidated basis for the twelve month period ending on such date to be less than 1.20 to 1.00.

    (ii) Should any Loan Party have issued or sold Equity Securities after the date of the First Amendment hereto, the Borrower shall not permit, as of the last day of any Fiscal Quarter during which such Equity Securities were issued or sold, or the last day of any Fiscal Quarter after the issuance or sale of such Equity Securities, the Fixed Charge Coverage Ratio on a consolidated basis for the twelve month period ending on such date to be less than 1.20 to 1.00.

        3.    Amendment to Section 5.03(e).    Section 5.03(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

    Out-of-Debt. The outstanding Revolving Loans shall be zero for a period of sixty (60) consecutive days during each Fiscal Year through and including the Fiscal Year of the Revolving Loan Maturity Date, which sixty day period must fall wholly within the period commencing November 1 of a given year and ending on March 1 of the following year.

        4.    Amendment of Exhibit H.    The present Exhibit H to the Credit Agreement is hereby deleted in its entirety and replaced with the document attached to this First Amendment titled "Exhibit H."

        5.    Conditions of Effectiveness.    This First Amendment shall become effective only upon the satisfaction in full of the following conditions precedent:

        5.1   The Borrower shall have paid to Administrative Agent, for the benefit of the Lenders (in accordance with each such Lender's Proportionate Share) an amendment fee equal ..05% of the Total Commitment, and the Borrower shall have paid the Administrative Agent the reasonable costs and attorneys' fees incurred by it in preparing this First Amendment.

        5.2   The Administrative Agent shall have received this First Amendment duly executed on behalf of the Borrower and each Lender.

        6.    Representation and Warranties.    In order to induce the Lenders to enter into this First Amendment, the Borrower acknowledges and reaffirms as true, correct and complete in all material respects on and as of the effective date of this First Amendment all representations, warranties, affirmative covenants and negative covenants made by the Borrower in the Credit Agreement to the same extent as though made on and as of the date of execution of this First Amendment.

        7.    Governing Law.    This First Amendment shall be governed by and construed and enforced in accordance with the local laws of the State of California, without giving effect to any conflict of laws provisions thereof that would result in the application of the local laws of another jurisdiction.

        8.    Section Headings.    The section headings used herein are for convenience of reference only, are not part of this First Amendment and are not to affect the construction of or be taken into consideration in interpreting this First Amendment.

        9.    Credit Agreement.    Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used therein, the terms "Agreement," "this Agreement," "herein," "hereinafter," "hereto," and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended hereby. Capitalized terms used in this First Amendment which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as assigned to such terms in the Credit Agreement.

        10.    Counterpart and Facsimiles.    This First Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. Signature pages may be exchanged by facsimile transmission and such signature pages may be treated as originals for all purposes; provided, however, that the signing party shall not be excused from delivering the original executed signature page as a result thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the day and year first above written.

BORROWER:
COLDWATER CREEK INC., a Delaware corporation
By:

Name:

Title:

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COLDWATER CREEK INC. FIRST AMENDMENT TO CREDIT AGREEMENT